Exhibit 99.1

Xplore Technologies to Announce Financial Results for Quarter Ended December 31, 2013 on February 12, 2014

Austin, Texas – January 9, 2014 – Xplore Technologies Corp. (NASDAQ: XPLR), a manufacturer of award-winning rugged tablet PCs, announced today that it will release quarterly financial results for its third quarter of fiscal year 2014 that ended December 31, 2013, on Wednesday, February 12, 2014, at 9:00 a.m. ET. The company will conduct a conference call and webcast to review the results on Wednesday, February 12, 2014, at 9:15 a.m. ET.

Interested parties in the United States can access the call by dialing 877-269-7756, interested parties outside the United States can access the call by dialing 201-689-7817, or anyone can listen via a live Internet webcast at http://www.investorcalendar.com/IC/CEPage.asp?ID=172105. A replay of the conference call will be available until March 13, 2014 by calling 877-660-6853 from the United States or 201-612-7415 from outside the United States and entering conference ID number 13574450.

About Xplore Technologies

Xplore Technologies Corp. has been a leading global provider of truly rugged tablets since 1998. Xplore tablets are among the most powerful and longest lasting in their class, withstand nearly any hazardous condition or environmental extreme, and feature competitive pricing and significant ROI. The company's products are sold on a global basis, with channel partners in the United States, Canada, Europe and Asia Pacific. Xplore Technologies’ tablets are deployed across a variety of industries and sectors, such as energy, military operations, manufacturing, distribution, public services, public safety, government, and other areas with hazardous work conditions. For more information, visit the Xplore Technologies website at www.xploretech.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore’s current views with respect to future events and are subject to risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors listed from time to time in filings made by Xplore with securities regulatory authorities under the heading “Risk Factors”. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.

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Contact Information:

Xplore

Media Inquiries: Erika Gonzalez Waggener Edstrom Worldwide (512) 527-7039 egonzalez@waggeneredstrom.com	Investor Contact: Chris Schreiber Taglich Brothers (917) 445-6207 cs@taglichbrothers.com